Exhibit 10.30

CONFIDENTIAL
[FUND NAME]
20[●] Participation Award

ARES MANAGEMENT LLC

MEMORANDUM

_________, 20[●]

TO:	[EMPLOYEE NAME]

FROM:	Ares Management LLC

RE:	Profit Participation Interest Related to [FUND NAME]

This Memorandum confirms the award to you for the period commencing on January 1, 20[●] and ending December 31, 20[●] (the “Award Period”) of a profit participation interest (the “Participation Interest”) related to the “performance fees” earned during the Award Period attributable to the investment activities of [FUND NAME] (the “Fund”) during the Award Period (the “Performance Fee”), to the extent such Performance Fee is actually paid to and received by the general partner and/or the manager of the Fund (the “General Partner”).  Notwithstanding the foregoing, the Performance Fee does not include any “performance fees” that would otherwise be attributable to investments in the Fund by any investors who are not subject to paying such performance fees, including the affiliates, partners, members or accounts of Ares Management LLC, including the General Partner (the “Affiliate Investment”).

This Memorandum should be retained in your files for future reference.

The Participation Interest is based on the Performance Fees earned during the Award Period to the extent actually paid to and received by the General Partner (other than, as noted above, the Performance Fee attributable to any Affiliate Investment).  The Participation Interest will be determined as and when the Performance Fee is actually paid to and received by the General Partner without reference to any accrued or deferred performance allocations or performance fees (each a “Payment Determination Date”) and, subject to the terms set forth below, will be payable so long as (i) you remain employed in good standing by and actively associated with an Ares Management Entity1 and/or, to the extent applicable, you do not otherwise become a Retired Partner or Retired Member (whether for or without cause, including by disability or death) of an Ares Management Entity as of the payment date and (ii) you have not otherwise notified an Ares Management Entity of your intent to resign as an employee of and/or, to the extent applicable, become a Retired Partner or Retired Member of an Ares Management Entity as of the payment date.

We note the following with respect to the Fund, the General Partner and the Participation Interest.

[1]

For reference, an “Ares Management Entity” means any of Ares Management LLC (“Ares”) or its affiliates, including its affiliated employment or employee ownership entities, affiliated investment management entities, general partner entities, carry vehicles or investment vehicles of the foregoing, but excluding portfolio companies of such affiliated investment vehicles.  The term “Retired Partner” or “Retired Member” shall have the meaning given such term (or similar term) in the constituent agreement with respect to the applicable Ares Management Entity and generally means such time as one is no longer actively providing services or involved in the affairs of an Ares Management Entity.

CONFIDENTIAL
[FUND NAME]
20[●] Participation Award

1.

In connection with the investment management services provided by the General Partner and its affiliates to the Fund, the General Partner receives (i) annual base management and/or advisory fees, including any fees structured as a priority profit share (the “Base Fees”) and (ii) a Performance Fee based on the investment performance of the Fund.  The Participation Interest is not subject to vesting, and will be determined solely in relation to the Performance Fee as and when actually paid to and received by the General Partner and exclusive of and without reference to the Base Fees (which are not a part of this award) and/or any Performance Fee paid to and received by the General Partner from the Fund attributable to any Affiliate Investment.

2.

The Participation Interest as referenced herein will be represented by a number of “points” out of an aggregate of [●] “points” (individually and collectively, “Points”) initially representing [●]% of the Performance Fee actually paid to and received from time to time by the General Partner.  Ares may, in its discretion, increase or decrease the aggregate number of Points at any time (which could dilute or accrete your Participation Interest).  Distributions paid to and received by the General Partner with respect to the Performance Fee will be paid by the General Partner pro rata to holders of Points (subject to Paragraphs 4 and 7 below) based on the number of Points then held by each holder at the time of distribution.

3.

The Participation Interest will not entitle you to any corporate governance rights, voting rights, inspection rights or other rights in the General Partner, the Fund, Ares or any other Ares Management Entity.

4.

The Participation Interest is dependent on the Performance Fee being paid to and received by the General Partner with respect to which there is no assurance, notwithstanding the performance of the Fund.  Moreover, notwithstanding that the General Partner may receive a Performance Fee related to the Fund’s aggregate investment capital/portfolio, it is understood that the determination of the Participation Interest will be made exclusive of any Performance Fee (or portion thereof) attributable to any Affiliate Investment.  Ares may, in its discretion, elect to defer any Performance Fee that is allocated to the General Partner.  Further, the General Partner and certain other Ares Management Entities are subject to certain contractual limitations that may restrict any payments to you with respect to the Participation Interest.

5.

The award of the Participation Interest to you, as represented by Points, will be determined on an annual or more frequent basis as referenced in your award notice.  The award as set forth on Schedule I hereto, shall be effective only for the Performance Fee attributable to the Fund during the Award Period to the extent such Performance Fee is actually paid to and received by the General Partner.

6.

To the extent, if any, that it is determined that the General Partner is required to make a clawback payment with respect to the Fund pursuant to the terms of the Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”), you, as a holder of a Participation Interest, shall be required to return amounts of Performance Fee previously received in respect of your Participation Interest to the General Partner for ultimate distribution to the partners of the Fund in an amount equal to your Share of such Clawback Payment.  For purposes of this Memorandum, “Share” shall mean, with respect to any Clawback Payment, your pro rata portion of such payment calculated based on the

CONFIDENTIAL
[FUND NAME]
20[●] Participation Award

cumulative amount of payments of Performance Fee made to you in respect of you Participation Interest during the Award Period prior to the date of determination of such Clawback Payment divided by the aggregate amount of payments of Performance Fee made to all holders of Participation Interests prior to the date of determination of such Clawback Payment and “Clawback Payment” shall mean an amount equal to the portion of any payment required to be made by the holders of Participation Interests to the General Partner in respect of its clawback obligations pursuant to the Partnership Agreement.  In furtherance of the foregoing obligations in this Section 6, you must sign and return the guarantee attached hereto as Schedule II in order to be eligible to receive any payments in respect of your Participation Interest.  The obligations set forth in this Section 6 shall continue to apply to you if you cease to be employed by or actively associated with the Ares Management Entities.

7.

The Participation Interest is not subject to any vesting, is not transferable and constitutes an unsecured obligation of Ares.  You understand that your Participation Interest may change from one Award Period to another Award Period or at any time as determined by Ares.  Ares’ obligation to make payments related to your Participation Interest is contingent upon (i) your continued employment, good standing and active association with and/or, to the extent applicable, you not otherwise becoming a Retired Partner or Retired Member (whether for or without cause, including by disability or death) of an Ares Management Entity as of the payment date and (ii) you not having notified Ares of your intent to resign as an employee of and/or, to the extent applicable, become a Retired Partner or Retired Member of an Ares Management Entity as of the payment date.  Payment with respect to your Participation Interest will be completed on or before March 15th of the calendar year following the calendar year in which the Payment Determination Date occurs.

8.

You recognize and understand that the award of Points as referenced herein is not a guarantee of employment or any other assurance that your employment or the terms of your employment will continue; the award of Points is an independent determination and your Participation Interest will be subject to your continued active association with an Ares Management Entity as discussed herein.  Nothing in this Memorandum shall change the nature of your employment with the relevant Ares Management Entity.

9.

You recognize and understand that any payments with respect to Points held by you will be treated as ordinary compensation income for applicable tax purposes and, accordingly, will be subject to all applicable withholding taxes on compensation.

10.	By accepting this Memorandum and the Participation Interest granted herein you agree to the terms and conditions set forth in this Memorandum.

11.

This notice of award shall be governed by and construed in accordance with [JURISDICTION] law irrespective of conflicts of laws principles that would require the application of the laws of another jurisdiction.

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CONFIDENTIAL
[FUND NAME]
20[●] Participation Award

SCHEDULE I

ARES MANAGEMENT LLC

AWARD OF PROFIT PARTICIPATION INTERESTS RELATED TO

[FUND NAME]

Award of Points

The following sets forth the number of Points awarded to you for the period commencing on January 1, 20[●] and ending on December 31, 20[●] respecting a profit participation interest related to the Performance Fee paid to and received by the General Partner related to the investment activities of [FUND NAME], as described more fully in the accompanying Memorandum.  Points are not transferable and have no voting or other governance rights and distributions, if any, thereon are subject to a continued active association with an Ares Management Entity as described in the Memorandum.  Capitalized terms not otherwise defined herein have the meanings given to such terms in the Memorandum.

Points

•	Recipient: [EMPLOYEE NAME]

•	Total Points awarded for the Award Period January 1, 20[●] through December 31, 20[●]:

[●] Points (out of [●] Points)

Confirmed by:

Ares Management LLC

By:
Authorized Signatory

CONFIDENTIAL
[FUND NAME]
20[●] Participation Award

SCHEDULE II

Guarantee

[FORM OF GUARANTEE]